UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF
             THE SECURITIES EXCHANGE ACT OF 1934


August 15, 2001
(Date of earliest event reported)

Commission file number:  0-20704


         GRAPHIC PACKAGING INTERNATIONAL CORPORATION
   (Exact name of registrant as specified in its charter)

            Colorado                      84-1208699
(State or other jurisdiction            (I.R.S.Employer
of incorporation or organization)       Identification No.)

4455 Table Mountain Drive, Golden, Colorado        80403
(Address of principal executive offices)         (Zip Code)

                    (303) 215-4600
     (Registrant's telephone number, including area code)



Item 5.  Other Events

     On August 15, 2001 the Company completed the placement of $50 million of subordinated debt to Golden Heritage LLC, a related party. In addition, the Company agreed to change the dividend payment date on the Company's preferred stock to the fifteenth day of the last month of each quarter, conforming to the interest payment schedule for the subordinated notes; and the required principal payment dates on the five-year term notes held by the Company's senior creditors were changed to the first day of the last month of each quarter.

Issuance of $50 Million 10% Senior Subordinated Debt

     Information to be provided herein is incorporated by reference to the Company's News Release, dated August 15,
2001 and provided as an exhibit to this current report on Form 8-K.



Item 7.  Financial Statements and Exhibits

(c)  Exhibits:

Exhibit
Number    Document Description

 4.1 Letter Agreement between the Company and the Company's preferred stockholder, dated as of August 15, 2001

10.1      $50 million 10% Senior Subordinated Note
          Agreement, dated as of August 15, 2001

10.2      Fourth Amendment to Revolving Credit and Term Loan
          Agreement, effective as of August 15, 2001, among the Company and its lenders.

99 News Release, dated as of August 15, 2001, announcing the issuance of subordinated debt.



                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  August 31, 2001            By /s/ Luis E. Leon
				  __________________________
                                  Luis E. Leon
                                  (Chief Financial Officer)

Date:  August 31, 2001            By /s/ John S. Norman
                                  __________________________
                                  John S. Norman
                                  (Corporate Controller)